UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2020

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 East Windrose Drive, Suite 200 Phoenix, AZ (Address of principal executive offices)	85032 (Zip Code)

(623) 445-9500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

Good Faith Determinations with Respect to Coliseum Series A Shares

As previously disclosed, on June 24, 2016, Universal Technical Institute, Inc. (the “Company”) sold 700,000 shares of Series A Preferred Stock (such shares, the “Series A Shares,” and such transaction, the “Series A Financing”) to Coliseum Holdings I, LLC (“Coliseum Holdings”). In connection with the Series A Financing, the Company filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations authorized a total of 700,000 shares of Series A Preferred Stock, all of which were purchased by Coliseum Holdings, and set forth the negotiated rights, powers, preferences and privileges of the Series A Preferred Stock, including the terms of a Conversion Cap and an Investor Voting Cap (each as defined in the Certificate of Designations), which generally prohibit: (i) the conversion of Series A Shares into common stock; and (ii) the voting of common stock issuable upon conversion of the Series A Shares, to the extent that such conversion results in the issuance of a number of shares of common stock exceeding 4.99% of the Company’s outstanding shares of common stock as of June 24, 2016 or that has voting power that exceeds 4.99% of the voting power of the Company’s outstanding shares of common stock as of June 24, 2016.

The Certificate of Designations provides that the Conversion Cap and the Investor Voting Cap may only be removed upon the Company’s receipt of: (i) certain stockholder approvals required by Section 312.03 of the New York Stock Exchange Listed Company Manual (“NYSE Rule 312”); and (ii) either (A) Education Regulatory Approval (as defined in the Certificate of Designations), or (B) a good faith determination by the Company’s board of directors (the “Board”) that Education Regulatory Approval is not required. The Company’s stockholders approved a proposal at the annual meeting of stockholders on February 27, 2020, in accordance with the listing standards of the NYSE, that satisfied NYSE Rule 312. At that time, Coliseum Holdings did not request that the Company pursue any efforts to obtain the Education Regulatory Approval or that the Board make a good faith determination that Education Regulatory Approval was not required.

In August 2020, Coliseum Holdings notified the Company that it intended to distribute all 700,000 Series A Shares to its members, and that certain of its members would subsequently distribute their Series A Shares to (i) limited partners affiliated with Coliseum Holdings and certain other entities for whom Coliseum Capital Management, LLC (an affiliate of Coliseum Holdings) holds voting and dispositive power with respect to the Series A Shares (the “Affiliated Holders”), which Affiliated Holders, following such distribution, will own Series A Shares that would represent, on an as converted basis, approximately 24.9% of the outstanding shares of common stock and of the voting power of the Company, and (ii) limited partners unaffiliated with Coliseum Holdings (the “Unaffiliated Holders”), which Unaffiliated Holders, following such distribution, will each own Series A Shares that would represent, on an as converted basis, 9.9% or less of the outstanding shares of common stock and of the voting power of the Company (collectively, the “Distributions”).

In connection with its notice of the Distributions, Coliseum Holdings requested that the Board make a good faith determination that, upon completion of the Distributions, Education Regulatory Approval would not be required to remove the Conversion Cap and the Investor Voting Cap. On August 25, 2020, the Board, based on advice of legal counsel, determined that: (i) no Education Regulatory Approval would be required for the Unaffiliated Holders to remove the Conversion Cap and the Investor Voting Cap with respect to the Series A Shares acquired in the Distributions; and (ii) as to the Series A Shares held by the Affiliated Holders, no Education Regulatory Approval is required prior to the Affiliated Holders (A) converting a number of Series A Shares into common stock provided that the number of shares of common stock issued pursuant to such conversion, in the aggregate, is less than or equal to 9.9% of the number of shares of common stock outstanding on an as converted basis as of the date of the Distributions, and (B) voting a number of Series A Shares provided that the voting power of such Series A Shares and any shares of common stock issued upon conversion of such Series A Shares is less than or equal to 9.9% of the voting power of the common stock outstanding as of the date of the Distributions (the foregoing limitations, the “Continuing Caps”).

On September 14, 2020, Coliseum Holdings notified the Company that it had completed the Distributions. The removal of the Conversion Cap and Voting Cap became effective as of the date of the Distributions, subject to the Continuing Caps remaining in place with respect to the Series A Shares distributed to the Affiliated Holders.

Education Regulatory Approval will continue to be required for, and the Continuing Caps will remain in place with respect to, the Series A Shares acquired by the Affiliated Holders in the Distributions to the extent such shares, on an as converted basis, represent in excess of 9.9% of the Company’s common stock and voting power as of the date of the Distributions. The Affiliated Holders may, at any time, request that the Company seek Education Regulatory Approval or make a good faith determination that such approval is not required.

The calculations relating to the Company’s outstanding common stock and voting power for purposes of the Conversion Cap and the Investor Voting Cap are different from the calculations of “beneficial ownership,” as defined under SEC rules. Accordingly, the ownership amounts presented in the Affiliated Holders’ beneficial ownership reports with the SEC may not be indicative of the voting power of the Series A Shares held by the Affiliated Holders.

Following the Distributions, as a result of the removal of the Conversion Cap and the Investor Voting Cap, the Unaffiliated Holders and the Affiliated Holders may, as of the date hereof, vote their Series A Shares in an amount equal to 12,968,878 shares of common stock on a fully diluted basis, and such holders could also convert those Series A Shares and receive approximately 30.03 shares of common stock for each Series A Share converted, resulting in our issuance of up to 12,968,878 shares of common stock if such Series A Shares were all converted. On a fully converted basis, the Series A Shares are convertible into 21,021,021 shares.

The recipients of the Series A Shares in the Distributions are expected to enter into standard lock-up agreements with the Company restricting the transfer or sale of the Series A Shares, or any common stock convertible therefrom, for a period of 180 days. Certain recipients will also sign joinder agreements to the Registration Rights Agreement, dated as of June 24, 2016, by and between the Company and Coliseum Holdings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

Dated:	September 15, 2020	By:	/s/ Christopher Kevane
		Name:	Christopher Kevane
		Title:	Senior Vice President and Chief Legal Officer